Exhibit 99.1

Press Release

#06-01

FOR IMMEDIATE RELEASE

SNRG Announces Financing, Asset Sale and Option Termination

Scottsdale, AZ—January 3, 2006 – SNRG Corporation (OTC BB:SNRG.OB) ) is pleased to advise that the Company has reached an agreement to sell its 49% interest in Port Assets LLC to Bay City Partners LLC. Port Assets LLC owns a gasification plant in Bay City Texas. The 20 acre facility is located southwest of Houston and was designed to recover and convert halogenated hydrocarbon waste from the petro-chemical industry into hydrochloric acid and synthetic fuel. The Company acquired 100% of the membership interests in Port Assets LLC for $3,000,000 cash and a royalty on materials processed. The Company then sold 51% of the interests to Bay City Partners LLC for $2,850,000. The Company had an option to reacquire the 51% until November 30, 2005 but was not able to place long term financing in an amount and on terms satisfactory to the Company. The Company has agreed to sell its remaining 49% interest to Bay City Partners LLC in aggregate consideration of approximately $1,000,000 and assumption by Bay City Partners LLC of royalty obligations of approximately $3,000,000. The Company has an option to reacquire 100% of the membership interests through March 15, 2006 at prices ranging from $9 million to $9.5 million.

“The Company will reconsider the potential role of the Bay City facility in the new year” stated Mr. Fimrite, “At the current time the opportunities in our core business of oil and gas production yield near term revenue and profitability advantages and must be the focus of our capital and management commitments”.

The Company further advises that our wholly owned subsidiary, Pan American Oil Company LLC did not exercise its option to purchase a 1/8 (12.5%) interest in approximately 5,550 acres in the Barnett Shale. The Company intends instead to focus its capital on the South Texas Vicksburg prospect.

Board of Directors of the Company has approved a subscription for a private placement in the amount of $1,500,000 by Texen Holdings LLC. an entity controlled by our Company President, D. Elroy Fimrite. The funding is expected to complete within the first quarter of 2006 with a partial funding in the current quarter. The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933. Proceeds of the placement will be used for general corporate purposes.

“These strategic asset reconfigurations are fundamental to the formation of our platform for corporate development in 2006” stated Mr. Fimrite, “With these transactions the company is

SNRG Corporation • www.SNRG.net

positioned to rapidly grow our interests in conventional hydrocarbon exploration and development”.

For additional information, please visit our Web site at: www.SNRG.net. Please note the corporate address and contact numbers below.

Contact Information:

Corporate Offices:	Investor Relations:
14300 N Northsight Blvd, Ste 227	Jim Elbert
Scottsdale, AZ, 85260	888-388-8989
Tel: 480-991-2040
Fax: 480-991-2203

Forward-Looking Statements:  This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the sale of our 49% interest in Port Assets LLC, our intended focus on the South Texas Vicksburg prospect and the successful completion and funding of the proposed private placement. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the possible incompletion of our intended sale, our inability to raise capital to develop our Vicksburg prospect, the possibility that our Vicksburg prospect could prove unproductive or material impediments occur as to its development, such as environmental issues, technical or production problems, inability to raise capital, inability to obtain labor or consultants as needed, and the inability or unwillingness of investors to fund the private placement in a timely manner if at all. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

SNRG Corporation • www.SNRG.net